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                                                                   EXHIBIT 10.28

                                AMENDMENT NO. 1
                              EMPLOYMENT AGREEMENT

    This Amendment No. 1, dated as of December 14, 1999, to be effective upon the Effective Time of the Merger (as defined in the Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of December 14, 1999, by and between Greater Bay Bancorp ("GBB") and Coast Bancorp ("Coast")), is made to that certain Employment Agreement (the "Employment Agreement"), dated as of June 16, 1999, by and between Coast , Coast Commercial Bank ("CCB") and Harvey
J. Nickelson ("Executive").

                                   RECITALS:

    A. The Reorganization Agreement provides for the merger of Coast with and into GBB, as a result of which CCB will become a wholly owned subsidiary of GBB (the "Merger").

    B. Executive has served as the President and Chief Executive Officer of CCB since 1982 and as such has been a significant factor in CCB's growth and success.

    C. GBB, therefore, determined that the continuing service of Executive following the merger was an important factor in the decision of GBB to enter into the Reorganization Agreement.Executive desires to continue in the employ of CCB and currently intends to continue in his current positions with CCB for at least two years from the Effective Time of the Merger. Accordingly, GBB, CCB and Executive have agreed to amend the Employment Agreement on the terms and conditions set forth herein, to become effective upon the Effective Time of the Merger.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, terms and conditions contained in this Amendment No. 1, GBB, CCB and Executive agree as follows, subject to the consummation of the Merger:

    1. Section 5 of the Employment Agreement is hereby amended by adding a new subsection (g) to read in its entirety as follows:

        (g) Upon the Effective Time of the Merger, GBB shall grant Executive an option to acquire 10,000 shares of GBB's common stock under GBB's 1996 Stock Option Plan, as amended (the "Option Plan"). Such option will have an exercise price equal to the last transaction price quoted on The Nasdaq National Market on the date on which the Effective Time of the Merger occurs and will vest at a rate of 20% on the first anniversary of such date and 20% on each anniversary thereafter. Executive shall also be eligible to receive an additional similar option for 10,000 shares under the Option Plan on the first anniversary of the date on which the Effective Time of the Merger occurs, subject to the achievement by CCB of profitability goals and ratification by GBB's Board of Directors.

    2. Section 6(f) of the Employment Agreement is hereby amended by changing the numbering of subsections (i), (ii), (iii) and (iv) in the definition of "Change in Control" to (w), (x), (y) and (z), respectively.

    3. Section 6 of the Employment Agreement is hereby amended by adding a new subsection (g) and a new subsection (h) to read in their entirety as follows:

        (g) Notwithstanding the provisions of Section 6(f) hereof, in the event Executive voluntarily resigns from his employment with CCB under circumstances other than those described in Section 6(ii), (iii) or (iv), within the two year period following the Effective Time of the Merger, Executive shall not be entitled to the benefits contained in Section 6(f); provided, however, this subsection (g) shall have no effect in the event of the occurrence of a Change in Control of GBB within such two year period.
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        (h) Beginning on the second anniversary of the Effective Time of the
    Merger, Sections 6(a) and 6(f) shall be rescinded and in lieu thereof Executive shall be entitled to participate in GBB's Termination and Layoff Pay Plan I and Change in Control Pay Plan I at the Executive Management Committee level; provided, however, that, under the Change in Control Pay Plan I, Executive shall be entitled to a "Base Benefit" and an "Added Benefit" equal to 24 months of "Pay", as such terms are defined therein. Copies of the Termination and Layoff Pay Plan I and the Change in Control Pay Plan I are attached hereto and incorporated herein by reference.

    4. Except as expressly amended hereby, the remaining terms and conditions of the Employment Agreement shall remain in full force and effect after the Effective Time of the Merger.

    5. In the event the Reorganization Agreement is terminated, this Amendment No. 1 shall be automatically rescinded as of the date such termination.

    IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the first date above written.

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
                                GREATER BAY BANCORP

                                By:  /s/ DAVID L. KALKBRENNER
                                     -----------------------------------------
                                     David L. Kalkbrenner
                                     President and Chief Executive Officer

                                COAST BANCORP

                                By:  /s/ JAMES C. THOMPSON
                                     -----------------------------------------
                                     Name: James C. Thompson
                                     Title: Chairman of the Board

                                COAST COMMERCIAL BANK

                                By:  /s/ JAMES C. THOMPSON
                                     -----------------------------------------
                                     Name: James C. Thompson
                                     Title: Chairman of the Board

                                     /s/ HARVEY J. NICKELSON
                                     -----------------------------------------
                                     Harvey J. Nickelson
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